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                                                                  EXHIBIT 10-d-1

                             ROCKWELL COLLINS, INC.
                           INCENTIVE COMPENSATION PLAN

1.  PURPOSES

      The purposes of the Incentive Compensation Plan (the "Plan") are to provide a reward and an incentive to employees of the Corporation in managerial, staff or technical capacities who have contributed and in the future are likely to contribute to the success of the Corporation and to enhance the Corporation's ability to attract and retain outstanding persons to serve in such capacities.

2.  DEFINITIONS

      For the purpose of the Plan, the following terms shall have the meanings shown:

      (a) Board of Directors. The Board of Directors of Rockwell Collins.

      (b) Committee. The Compensation and Management Development Committee of Rockwell Collins or such other Incentive Compensation Committee as may be designated by the Board of Directors, consisting of members of the Board of Directors who are not eligible to participate in the Plan.

      (c) Corporation. Rockwell Collins and its subsidiaries.

      (d) Employees. Persons in the salaried employ of the Corporation (including those on authorized leave of absence) during some part of the fiscal year for which an award is made. Unless he or she is also an employee of the Corporation, no member of the Board of Directors shall be eligible to participate in the Plan.

      (e) Rockwell Collins. Rockwell Collins, Inc.

      (f) Senior Executive Plan. Rockwell Collins' Annual Incentive Compensation Plan for Senior Executive Officers.

3.  AWARDS

      (a) The Chief Executive Officer of Rockwell Collins shall submit to the Committee, within three months after the end of each fiscal year, recommendations concerning awards for that fiscal year.

      (b) The Committee, in its discretion, following its receipt of a recommendation described in paragraph (a), shall determine (i) the extent to which awards, if any, shall be made for the immediately preceding fiscal year;
(ii) the employees to whom any such awards shall be made; (iii) the amount of any award; and (iv) the terms and conditions of such awards.

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      (c) The Corporation shall promptly notify each person to whom an award has been made and pay the award in accordance with the determinations of the Committee.

      (d) A cash award may be made with respect to an employee who has died. Any such award shall be paid to the legal representative or representatives of the estate of such employee.

      (e) No unpaid installment of any award shall bear interest.

      (f) No employee who is eligible for an award under the Senior Executive Plan for any fiscal year of the Corporation shall be eligible for an award under this Plan for that fiscal year.

4.  FINALITY OF DETERMINATIONS

      The Committee shall have the power to administer and interpret the Plan. All determinations, interpretations and actions of the Committee and all actions of the Board of Directors under or in connection with the Plan shall be final, conclusive and binding upon all concerned.

5.  AMENDMENT OF THE PLAN

      The Board of Directors and the Committee shall each have the power, in its sole discretion, to amend, suspend or terminate the Plan at any time, except that no such action shall adversely affect rights under an award already made, without the consent of the person affected.

6.  MISCELLANEOUS

      (a) A majority of the members of the Committee shall constitute a quorum. The Committee may act by the vote of a majority of a quorum at a meeting, or by a writing or writings signed by a majority of the members of the Committee.

      (b) Notwithstanding any other provision of the Plan, if a Change in Control (as defined in Article III, Section 13 (I) (1) of Rockwell Collins By-Laws) shall occur, then unless prior to the occurrence thereof the Board of Directors shall determine otherwise by vote of at least two-thirds of its members, all unpaid installments of any awards made under the Plan prior to such Change of Control shall forthwith become due and payable.

      (c) The Corporation shall bear all expenses and costs in connection with the operation of the Plan.



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